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                               Bank One, Michigan
                               3245 Elizabeth Lake Road      Phone: 248-738-6125
                               Waterford, Michigan 48328     Fax: 248-738-6117

                               SHARON FAUGHT
                               VICE PRESIDENT


[BANK ONE LOGO]

                                        734-975-9115

May 31, 2002

Art Smith
Power Efficiency Corporation
4220 Varsity Dr.
Suite E
Ann Arbor, Mi. 48108

Re: 7153428944-Expired Credit Facility

Dear Mr. Smith;

Pursuant to your request, please be advised that Bank One will forbear from taking any collection activity concerning the above referenced expired loan until June 17, 2002.

By this letter, the Bank is not waiving any of the existing defaults. Upon the occurrence of a further default, or an action that threatens the Bank's collateral, the Bank reserves the right, in its sole discretion to immediately demand payment of all amounts owed and take those actions it deems appropriate to protect its interests. Nothing in our discussions or anything contained in this letter shall be deemed to constitute a waiver of or shall waive, any of the defaults existing as of the dates hereof, or any of the Bank's remedies provided in its agreements with the Borrower.




Sincerely,

/s/ Sharon A. Faught
--------------------
Sharon A. Faught
Vice President

SAF